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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-23917

                        YES! ENTERTAINMENT CORPORATION
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                           Supplement to Prospectus
                             Dated March 25, 1997

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                               4,325,591 Shares
                                 COMMON STOCK
                          (Par Value $.001 Per Share)

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        The following information should be read in conjunction with the
Prospectus dated March 25, 1997 (the "Prospectus") relating to 4,325,591 shares of Common Stock, par value $.001 per share (the "Common Stock"), of YES! ENTERTAINMENT CORPORATION (the "Company") that are being offered by the Selling Stockholders, as identified therein. Capitalized terms used herein are as defined and described in the Prospectus.

        On May 19, 1997, Brown Simpson, LLC ("Brown Simpson"), a Selling Stockholder, transferred to OTA Limited Partnership Brown Simpson's warrant to purchase 75,000 shares of Common Stock. Accordingly, all references to Brown Simpson in the Prospectus should be read to refer to OTA Limited Partnership.

        The Company's principal executive offices are located at, and requests for the information described in the Prospectus under the caption "Available Information" should be directed to the Company at, 3875 Hopyard Road, Suite 375, Pleasanton, California 94588 (telephone (510) 847-9444).

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                          The date of this Supplement
                               is August 6, 1997